Exhibit 10.53
Certain identified information has been excluded from the exhibit because it is both (i) not material and (ii) is the type of information that the registrant treats as private or confidential. Double asterisks denote omissions.

AMENDMENT NO.1 TO COLLABORATION AGREEMENT

THIS AMENDMENT NO.1 TO COLLABORATION AGREEMENT (this “Amendment No. 1” ) is effective as of December 2, 2022 (the “Effective Date” ) and made by and between:

Akebia Therapeutics, Inc., a company organized and existing under the laws of the State of Delaware, United States of America, with its principal offices at 245 First Street, Cambridge, MA 02142, U.S.A. (“Akebia”),

and

Mitsubishi Tanabe Pharma Corporation, a company organized and existing under the laws of Japan, with its principal offices at 3-2-10, Dosho-machi, Chuo-ku, Osaka 541-8505, Japan (“Licensee”), on the other hand.

Akebia and Licensee may be referred to herein individually as a “Party” and collectively as the “Parties.”

RECITALS

WHEREAS, the Parties entered into the Collaboration Agreement dated December 11, 2015 (the “Collaboration Agreement ”); and

WHEREAS, the Parties wish to revise, amend or supplement certain provisions of the Collaboration Agreement to provide that Licensee may procure API of the Licensed Product by contracting with specific contract manufacturing organizations, for the use of Licensee’s activities permitted under the Collaboration Agreement in the Territory; and

NOW THEREFORE, in consideration of the mutual promises and benefits made and contained herein, the receipt and sufficiency of which are hereby acknowledged, the Parties hereby agree as follows:

1.Unless otherwise expressly provided in this Amendment No.1, all capitalized terms used in this Amendment No.1 have the meaning respectively as defined in the Collaboration Agreement.

2.Section 7.01 (Manufacture and Supply of Licensed Products) of the Collaboration Agreement is hereby amended in its entity and replaced as follows:

(a)Subject to the terms and conditions of this Agreement (as amended) and the associated Supply Agreement made and entered into as of July 15, 2020 (as amended), Akebia shall continue to manufacture or have manufactured and supply Licensed Product for clinical and commercial use in the Territory in accordance with GCP and GMP at the same level of diligence [**].

(b)After First Commercial Sale of the Licensed Product in the Territory, Licensee shall have the right, but not the obligation, to manufacture (or have its Affiliates manufacture) Licensed Products inside or outside the Territory in tablet form (for clarity, not API) for use in the Territory; provided, however, that if Licensee chooses to exercise its manufacturing right it shall also [**]. If Licensee wishes to exercise this right, it shall so notify Akebia, and Licensee and Akebia shall promptly enter into a supply agreement for Akebia’s supply of API to Licensee, as well as Licensee’s supply of tablets to Akebia. For the avoidance of doubt, Licensee shall not be permitted to manufacture API of the Licensed Product in or outside the Territory. Upon the execution of a supply agreement, the Parties will enter into mutually acceptable technology transfer agreement, which shall include the Parties’ respective obligations and responsibilities relating to matters of technology transfer to enable Licensee to manufacture the tablet form of the Licensed Product from API, which technology transfer and all costs associated therewith shall be [**]. If Licensee wishes to engage a Third Party to manufacture Licensed Products pursuant to

Confidential
this Section 7.01(b), Licensee may do so only with Akebia’s prior written consent, not to be unreasonably withheld or delayed, and all other terms of this Section 7.01(b) shall apply.

(c)If, at any time during the Term, Licensee reasonably expects that Akebia will be [**], Licensee may request a discussion with Akebia and the Parties shall promptly discuss a potential resolution, which may include a [**].

(d)Licensee shall have the right, but not the obligation, to manufacture (or have its Affiliates manufacture) the API of the Licensed Product at the following location:

[**]; and

For clarity, the foregoing right granted to Licensee under this Section 7.01(b) is limited to the foregoing manufacturing organization, and Licensee may not manufacture (or have its Affiliates manufacture) the API of the Licensed Product outside of this organization; provided, that, this Section 7.01(d) shall have not have, or shall not revise, amend, restrict or render ineffective any part of Licensee’s rights and performance of activities permitted under the provisions of Section 7.01(a) through (c).

(e) Licensee shall have the right, but not the obligation, to develop (or have its Affiliates develop) an alternate manufacturing pathway [**] for the API of the Licensed Product Vadadustat at the following [**] sites; provided, that, the following list of the permitted [**] Third Party contractors may be amended to incorporate any additional Third Party contractor upon written agreement of the Parties:

[**].

For clarity, the treatment of any Inventions or Know-How relating to or arising from Licensee’s activities as provided for under the provisions of Section 7.01(d) and (e) shall be governed by Article IX of this Agreement, as applicable.

3.Except as expressly set forth in this Amendment No. 1, nothing in this Amendment No. 1 shall be construed to revise, amend or supplement any of terms, conditions, or obligations set forth in the Collaboration Agreement or in any way effect its enforceability.

4.This Amendment No. 1 and the rights of the Parties hereunder shall be construed under and governed by the laws of the State of New York, United States, exclusive of its conflicts of laws principles.

5.This Amendment No. 1 may be executed in counterparts, all of which taken together shall be regarded as one and the same instrument.

[Signature Page Follows:]

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Confidential
IN WITNESS WHEREOF, the Parties have freely executed this Amendment No.1 through their duly authorized representatives to be effective as of the Effective Date.

For and on behalf of:

Akebia Therapeutics, Inc.

By: __/s/ David Spellman________________________________
Name:    David Spellman

Title:    SVP, Chief Financial Officer and Treasurer

Date: 03-Dec-2022 | 9:53 AM EST

For and on behalf of:

Mitsubishi Tanabe Pharma Corporation

By: ___/s/ Atsushi Hashimoto_______________________________
Name:    Atsushi Hashimoto

Title:    Vice President, Head of Business Development Department

Date:    02-Dec-2022 | 12:30 PM JST

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